UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2012 (September 11, 2012)

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On September 11, 2012, the stockholders of Barnes & Noble, Inc. (the “Company”) approved the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan (the “Amended Plan”).  The Board of Directors of the Company (the “Board”) had previously approved the Amended Plan on July 16, 2012, subject to stockholder approval. The material terms of the Amended Plan are summarized on pages 61 through 69 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 23, 2012 (the “Proxy Statement”), which description is incorporated by reference herein. This description of the Amended Plan is qualified in its entirety by reference to the actual terms of the Amended Plan, a complete copy of which is set forth as Appendix A to the Proxy Statement and is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In connection with the approval of the Amended Plan, on September 11, 2012, the Compensation Committee of the Board (the “Compensation Committee”) adopted forms of option award agreement, restricted stock award agreement and restricted stock unit award agreement that are expected to be used for awards granted under the Amended Plan, which forms are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Effective September 11, 2011, the shareholders approved, and the Company subsequently granted, a non-qualified stock option under the Company’s Amended Plan to Chief Executive Officer William J. Lynch to purchase 500,000 shares of the common stock of the Company, as disclosed in the Company’s proxy statement as filed with the SEC on July 23, 2012.  The new form of award agreement appended hereto is being used for that grant.  A Form 4 will be filed with the SEC regarding the grant.

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on September 11, 2012. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

Election of Directors.  The Company’s stockholders elected the Board’s nominees as Directors of the Company by the following vote:

Name	Votes For	Votes Withheld	Broker Non-Votes
William Dillard, II	59,105,206	3,818,961	3,674,492
Patricia L. Higgins	62,478,270	445,897	3,674,492

Mr. Dillard and Ms. Higgins will hold office until the 2015 Annual Meeting of Stockholders of the Company and until their respective successors are elected and qualified.

Advisory (non-binding) Vote on Executive Compensation.  The Company’s stockholders approved, on an advisory basis, compensation of the Company’s named executive officers by an affirmative vote of a majority of the votes cast on the proposal.  The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,475,453	2,830,430	618,284	3,674,492

Approval of the Amended Plan.  The Company’s stockholders approved the Amended Plan by an affirmative vote of a majority of the votes cast on the proposal, such total votes cast representing more than 50% in interest of all shares entitled to vote thereon. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,115,516	1,497,369	311,282	3,674,492

Ratification of the Appointment of BDO USA, LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending April 27, 2013.  The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
66,133,826	176,552	288,281

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.  The following Exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description

10.1
Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan (incorporated by reference to Appendix A to Barnes & Noble, Inc.’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 23, 2012).

10.2	Form of Option Award Agreement pursuant to the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan.

10.3	Form of Restricted Stock Award Agreement pursuant to the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan.

10.4	Form of Restricted Stock Unit Award Agreement pursuant to the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.

Date: September 12, 2012	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel &
Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1
Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan (incorporated by reference to Appendix A to Barnes & Noble, Inc.’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 23, 2012).

10.2	Form of Option Award Agreement pursuant to the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan.

10.3	Form of Restricted Stock Award Agreement pursuant to the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan.

10.4	Form of Restricted Stock Unit Award Agreement pursuant to the Amended and Restated Barnes & Noble, Inc. 2009 Incentive Plan.